TOYS“R”US, INC. REPORTS RESULTS FOR FIRST QUARTER 2017

•	Consolidated same store sales were down 4.1% driven by weakness in the baby category

•	Consolidated SG&A declined by $26 million or 3%

•	Net loss increased by $38 million to $164 million for the quarter

WAYNE, NJ (June 13, 2017) - Toys“R”Us, Inc. today reported financial results for the first quarter of fiscal 2017, which ended April 29, 2017. Consolidated Adjusted EBITDA1 was $44 million for the quarter, a decline of $35 million.
“The challenges we faced during Holiday 2016 continued in the marketplace during the first quarter.  Overall weakness in the baby business, as well as slower growth in the toy category and very aggressive price discounting by our competitors were significant contributors to our disappointing results. However, we have several key initiatives which we expect to drive growth during the second half of the year,” said Dave Brandon, Chairman and Chief Executive Officer, Toys“R”Us, Inc.  “Among the more noteworthy projects are our new webstore and baby registry, which will be implemented this summer; new capabilities in CRM; an enhanced Loyalty program and additional shop-in-shops to drive traffic.  We expect this work will have a meaningful difference on the customer experience in both our webstore and bricks and mortar locations.”
First Quarter 2017

•
Consolidated net sales were $2,206 million, a decrease of $113 million compared to the prior year period. Excluding a $24 million negative impact from foreign currency translation, net sales declined by $89 million largely attributable to declines in the baby category.

•
Consolidated same store sales decreased by 4.1%, driven by a 6.2% decline in our Domestic business. International declined by 0.6%, resulting from weaker sales in Europe and was partially offset by growth in Asia Pacific.

•
Gross margin dollars were $783 million, a decline of $63 million compared to the prior year period. Excluding a $10 million unfavorable impact from foreign currency translation, gross margin dollars decreased by $53 million. Gross margin rate was 35.5%, a decrease of 100 basis points. Domestic gross margin rate declined by 170 basis points, due to an increase in sales on promotion and additional inventory reserves. International gross margin rate remained relatively consistent with the prior year period.

•
SG&A was $779 million, a decrease of $26 million compared to the prior year period. Excluding a $9 million favorable impact from foreign currency translation, SG&A decreased by $17 million, primarily as a result of our expense reduction initiative.

•
Operating losses were $54 million, an increase of $47 million compared to the prior year period. Domestic segment operating earnings declined by $38 million primarily due to reduced gross margin dollars. International operating earnings decreased by $10 million due to increased operating expenses. Corporate overhead remained relatively flat compared to the prior year period.

•	Adjusted EBITDA[1] for the quarter was $44 million, compared to $79 million in the prior year period.

•	The above results produced a Net loss of $164 million, compared to $126 million in the prior year period.
Liquidity and Capital Spending
The company, including Toys“R”Us-Delaware, Inc., ended the first quarter with total liquidity of $701 million, which was comprised of cash and cash equivalents of $301 million and availability under committed lines of credit of $400 million. Toys“R”Us-Delaware, Inc. ended the quarter with $211 million of liquidity, which was comprised of cash and cash equivalents of $35 million and availability under its revolving line of credit of $176 million.
Through the end of the first quarter, capital spending was $39 million, compared to $50 million in the prior year period, a decrease of $11 million.
1 A detailed description and reconciliation of EBITDA and Adjusted EBITDA for Toys“R”Us, Inc. and Toys“R”Us-Delaware, Inc., and management’s reasons for using these measures, are set forth at the end of this press release. LTM Adjusted EBITDA represents Adjusted EBITDA for the last twelve months.
About Toys“R”Us, Inc.
Toys“R”Us, Inc. is the world’s leading dedicated toy and baby products retailer, offering a differentiated shopping experience through its family of brands. Merchandise is sold in 879 Toys“R”Us and Babies“R”Us stores in the United States, Puerto Rico and Guam, and in 815 international stores and over 255 licensed stores in 37 countries and jurisdictions. With its strong portfolio of e-commerce sites including Toysrus.com and Babiesrus.com, the company provides shoppers with a broad online selection of distinctive toy and baby products. Toys“R”Us, Inc. is headquartered in Wayne, NJ, and has nearly 65,000 employees worldwide. The company is committed to serving its communities as a caring and reputable neighbor through programs dedicated to keeping kids safe and helping them in times of need. Over the past three decades, the Company has given more than $100 million in product donations to children’s charities. Since 1992, the Toys“R”Us Children’s Fund, a public charity affiliated with Toys“R”Us, Inc., has also donated more than $130 million in grants. For more information, visit Toysrusinc.com or follow @ToysRUsNews on Twitter.
Forward-Looking Statements
All statements that are not historical facts in this press release, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties and other factors, including, among others, the seasonality of our business, competition in the retail industry, changes in our product distribution mix and distribution channels, general economic factors in the United States and other countries in which we conduct our business, consumer spending patterns, birth rates, our ability to implement our strategy including implementing initiatives for season, our ability to recognize cost savings, implementation and operation of our new e-commerce platform, marketing strategies, the availability of adequate financing, ability to repatriate cash from our foreign operations, ability to distribute cash from our operating subsidiaries to their parent entities, access to trade credit, changes in consumer preferences, changes in employment legislation, our dependence on key vendors for our merchandise, political and other developments associated with our international operations, costs of goods that we sell, labor costs, transportation costs, domestic and international events affecting the delivery of toys and other products to our stores, product safety issues including product recalls, the existence of adverse litigation, changes in laws that impact our business, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements and other risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). In addition, we typically earn a disproportionate part of our annual operating earnings in the fourth quarter as a result of seasonal buying patterns and these buying patterns are difficult to forecast with certainty. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments unless required by the Securities and Exchange Commission’s rules and regulations. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
# # #
For more information please contact:
Lenders and Note Investors:
Matthew Finigan, Vice President, Treasurer at 973-617-5808 or Matthew.Finigan@toysrus.com
Media:
Amy von Walter, Executive Vice President, Global Communications & Customer Care at 201-815-9512 or Amy.vonWalter@toysrus.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended
(In millions)	April 29, 2017	April 30, 2016
Net sales	$2,206	$2,319
Cost of sales	1,423	1,473
Gross margin	783	846
Selling, general and administrative expenses	779	805
Depreciation and amortization	75	80
Other income, net	(17)	(32)
Total operating expenses	837	853
Operating loss	(54)	(7)
Interest expense	(107)	(123)
Interest income	1	1
Loss before income taxes	(160)	(129)
Income tax expense (benefit)	3	(4)
Net loss	(163)	(125)
Less: Net earnings attributable to noncontrolling interest	1	1
Net loss attributable to Toys “R” Us, Inc.	$(164)	$(126)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	April 29, 2017	January 28, 2017	April 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$301	$566	$458
Accounts and other receivables	229	255	249
Merchandise inventories	2,429	2,476	2,433
Prepaid expenses and other current assets	132	92	144
Total current assets	3,091	3,389	3,284
Property and equipment, net	3,030	3,067	3,163
Goodwill	64	64	64
Deferred tax assets	130	129	104
Restricted cash	56	54	54
Other assets	201	205	255
Total Assets	$6,572	$6,908	$6,924

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$1,204	$1,695	$1,352
Accrued expenses and other current liabilities	759	897	817
Income taxes payable	20	27	33
Current portion of long-term debt	163	119	83
Total current liabilities	2,146	2,738	2,285
Long-term debt	5,049	4,642	5,185
Deferred tax liabilities	77	75	64
Deferred rent liabilities	342	342	347
Other non-current liabilities	277	271	265
Temporary equity	—	132	119
Total stockholders’ deficit	(1,319)	(1,292)	(1,341)
Total Liabilities, Temporary Equity and Stockholders’ Deficit	$6,572	$6,908	$6,924

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(In millions)	April 29, 2017	April 30, 2016
Cash Flows from Operating Activities:
Net loss	$(163)	$(125)
Adjustments to reconcile Net loss to Net cash used in operating activities:
Depreciation and amortization	75	80
Amortization and write-off of debt issuance costs and debt discount	9	9
Deferred income taxes	2	2
Unrealized losses (gains) on foreign exchange	5	(13)
Other	3	16
Changes in operating assets and liabilities:
Accounts and other receivables	36	7
Merchandise inventories	56	(101)
Prepaid expenses and other operating assets	(37)	(21)
Accounts payable, Accrued expenses and other liabilities	(629)	(576)
Income taxes payable, net	(14)	(22)
Net cash used in operating activities	(657)	(744)
Cash Flows from Investing Activities:
Capital expenditures	(39)	(50)
Proceeds from sales of assets	—	2
Increase in restricted cash	(1)	—
Net cash used in investing activities	(40)	(48)
Cash Flows from Financing Activities:
Long-term debt borrowings	554	563
Long-term debt repayments	(130)	(9)
Short-term debt borrowings, net	4	5
Capitalized debt issuance costs	—	(1)
Distribution to noncontrolling interest	—	(12)
Net cash provided by financing activities	428	546
Effect of exchange rate changes on Cash and cash equivalents	4	24
Cash and cash equivalents:
Net decrease during period	(265)	(222)
Cash and cash equivalents at beginning of period	566	680
Cash and cash equivalents at end of period	$301	$458

OPERATING METRICS
(Unaudited)

	13 Weeks Ended
	April 29, 2017	April 30, 2016
Domestic Segment:
Operating Data
Gross margin as a percentage of net sales	33.6%	35.3%
Same store sales	(6.2)%	0.1%
Change in number of transactions	(5.8)%	(0.4)%
Change in average basket size	(0.4)%	0.5%
Net Sales by Product Category
Baby	46.7%	48.8%
Core Toy	15.1%	13.7%
Entertainment	6.0%	5.6%
Learning	18.2%	17.9%
Seasonal	13.4%	13.7%
Other (1)	0.6%	0.3%
Total	100%	100%

International Segment:
Operating Data
Gross margin as a percentage of net sales	38.6%	38.4%
Same store sales (2)	(0.6)%	2.5%
Change in number of transactions	(1.8)%	(1.5)%
Change in average basket size (2)	1.2%	4.0%
Net Sales by Product Category
Baby	26.1%	26.9%
Core Toy	20.8%	20.6%
Entertainment	6.7%	5.3%
Learning	28.4%	29.0%
Seasonal	17.1%	17.3%
Other (3)	0.9%	0.9%
Total	100%	100%

Consolidated:
Operating Data
Gross margin as a percentage of net sales	35.5%	36.5%
Same store sales (2)	(4.1)%	0.9%
Change in number of transactions	(3.9)%	(0.9)%
Change in average basket size (2)	(0.2)%	1.8%

(1)	Consists primarily of non-product related revenues.

(2)	Excludes the impact of foreign currency translation.

(3)	Consists primarily of non-product related revenues, including licensing revenue from unaffiliated third parties.

Non-GAAP Disclosure of EBITDA and Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors in the Company regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, the Company’s financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. We use the non-GAAP financial measures for planning and forecasting and measuring results against the forecast and in certain cases we use similar measures for bonus targets for certain of our employees. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as measures of operating performance.
Reconciliation of Net loss attributable to Toys “R” Us, Inc. to EBITDA and Adjusted EBITDA is as follows:

	13 Weeks Ended		LTM
(In millions)	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016
Net loss attributable to Toys “R” Us, Inc.	$(164)	$(126)	$(74)	$(117)

Add:
Income tax expense (benefit)	3	(4)	41	77
Interest expense, net	106	122	439	435
Depreciation and amortization	75	80	312	336
EBITDA	20	72	718	731

Adjustments:
Severance	10	2	17	21
Foreign currency re-measurement (a)	5	(13)	11	4
Compensation expense (b)	3	7	17	28
Certain transaction costs (c)	3	5	22	17
Sponsors’ management and advisory fees (d)	2	2	6	3
Net earnings attributable to noncontrolling interest	1	1	7	6
Litigation (e)	—	4	1	3
Property losses, net of insurance recoveries (f)	—	(1)	1	(2)
Impairment of long-lived assets	—	—	4	14
Store closure costs	—	—	(1)	3
Gain on sale of assets	—	—	(46)	(19)
Adjusted EBITDA (g)	$44	$79	$757	$809

A reconciliation of Net (loss) earnings to EBITDA and Adjusted EBITDA for Toys “R” Us-Delaware, Inc. is as follows:

	13 Weeks Ended		LTM
(In millions)	April 29, 2017	April 30, 2016	April 29, 2017	April 30, 2016
Net (loss) earnings	$(91)	$(56)	$(6)	$7

Add:
Income tax expense	3	2	28	28
Interest expense, net	30	45	142	154
Depreciation and amortization	46	51	193	219
EBITDA	(12)	42	357	408

Adjustments:
Severance	10	1	14	11
Foreign currency re-measurement (a)	5	(13)	11	4
Compensation expense (b)	1	1	2	(1)
Certain transaction costs (c)	3	3	17	10
Sponsors’ management and advisory fees (d)	2	2	6	4
Litigation (e)	—	—	1	—
Property losses, net of insurance recoveries (f)	—	—	—	(1)
Impairment of long-lived assets	—	—	1	1
Store closure costs	—	7	(1)	10
Gains on sales of assets	—	—	(45)	(1)
Adjusted EBITDA (g)	$9	$43	$363	$445

(a)	Represents the unrealized loss (gain) on foreign exchange related to the re-measurement of the portion of the Tranche A-1 loan facility attributed to Toys-Canada.

(b)	Represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards.

(c)	Represents expenses associated with the transition of our U.S. e-commerce operations and other transaction costs.

(d)	Represents the fees expensed to our Sponsors in accordance with the advisory agreement.

(e)	Represents certain litigation expenses and settlements recorded for legal matters.

(f)	Represents property losses and insurance claims recognized.

(g)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest income (expense), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as Sponsors’ management and advisory fees, asset impairment charges, severance, impact of litigation, store closure costs, noncontrolling interest, net gains on sales and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.